ARHAUS REPORTS FIRST QUARTER 2025 FINANCIAL RESULTS
BOSTON HEIGHTS, Ohio (May 8, 2025)—Arhaus, Inc. (“Arhaus” or the “Company”) (NASDAQ: ARHS), a growing lifestyle brand and omni-channel retailer of premium artisan-crafted home furnishings, reported first quarter 2025 results for the period ended March 31, 2025. Highlights include:
•Net revenue increased 5.5% to $311 million compared to the same period in 2024
•Gross margin increased 0.4% to $116 million compared to the same period in 2024
•Selling, general and administrative expenses increased 13.9% to $110 million compared to the same period in 2024
•Net and comprehensive income decreased 67.6% to $5 million compared to the same period in 2024
•Adjusted EBITDA decreased 36.2% to $19 million compared to the same period in 2024
•Comparable growth(1) of (1.5)%
•Demand comparable growth(2) of 4.1%
•Total Showroom Projects(3) of 5 locations, inclusive of 1 new Traditional Showroom opening and 4 strategic relocations.
John Reed, Co-Founder and Chief Executive Officer, said:
“We’re pleased with our first quarter performance, which met our expectations despite continued macroeconomic volatility—underscoring the strength of our brand and the resilience of our business model.

As we look ahead, we’re focused on what we can control: executing with discipline, investing strategically, and expanding our showroom footprint to support long-term, profitable growth. In 2025, we plan to have 12 to 15 Total Showroom Projects(3) and expect to reduce China sourcing to approximately 1% of Total Receipts(4) in the fourth quarter.

While we revised our full-year outlook to reflect the broader uncertainty, we remain confident in our business—supported by a strong balance sheet, operational agility, and the momentum of our growth strategy. I’m proud of what we’ve accomplished and even more excited about the opportunities ahead.”
Operational Highlights
First quarter comparable growth(1) was (1.5)%, near the midpoint of the Company’s expectations. Demand comparable growth(2) was 4.1%, driven by healthy client engagement and the ongoing success of the Company’s product assortment, marketing initiatives, and planned promotions. The Company is pleased with the overall strength of the quarter.
Showroom Highlights
In the first quarter 2025, the Company’s showroom footprint was 103 Showrooms across 30 states and all four geographic regions. The Company completed 5 Showroom Projects, including 1 new showroom opening and 4 strategic relocations. Showroom highlights include:

•Winter Park, Florida – A new Traditional showroom opened in Winter Park Village, an upscale lifestyle center.
•Sarasota, Florida – A relocated showroom opened in Center Point at Waterside, a key Florida market.
•Burlingame, California – A relocated showroom in downtown Burlingame tailored to the local clientele.
Including these 5 Showroom Projects, the Company expects to complete approximately 12 to 15 Total Showroom Projects(3) in 2025, opening 4 to 6 new Showrooms, along with 8 to 9 strategic relocations, remodels, or expansions.
The Company’s long-term strategy remains focused on opening an average of five to seven new Traditional Showrooms annually, along with additional Design Studios and showroom relocations. The Company has a robust pipeline in place toward its goal of 165 Traditional Showrooms.
Balance Sheet and Liquidity
As of March 31, 2025, the Company reported the following:
•No long-term debt.
•Cash and cash equivalents totaled $214 million.
•Net merchandise inventory of $301 million, a 1.5% increase from December 31, 2024 to March 31, 2025.
•Client deposits of $263 million, a 19.2% increase from December 31, 2024 to March 31, 2025.
•Net cash provided by operating activities totaled $47 million for the first quarter 2025.
•Net cash used in investing activities was approximately $28 million. Company-funded capital expenditures(5) were approximately $22 million and landlord contributions were approximately $6 million.

Outlook
In response to increased tariff-related volatility and softening consumer sentiment, the Company is updating its full-year 2025 outlook and introducing second-quarter 2025 outlook for select financial and operating metrics to reflect a more cautious stance. The midpoint of the prior full-year outlook now represents the high-end of the updated range. This outlook reflects currently implemented tariff actions in effect as of the date hereof.

Full Year 2025
	Current Guidance	Previous Guidance	Q2 2025
Net revenue	$1.29 billion to $1.38 billion	$1.36 billion to $1.40 billion	$320 million to $350 million
Comparable growth(1)	(5)% to 1.5%	0% to 3%	(2)% to 5%
Net income(6)	$48 million to $68 million	$63 million to $73 million	$17 million to $24 million
Adjusted EBITDA(7)	$123 million to $145 million	$140 million to $150 million	$41 million to $48 million

Other Estimates
Company-funded capital expenditures(5)	$90 million to $110 million	$90 million to $110 million
Depreciation & amortization	$47 million to $52 million
Fully diluted shares	~141 million	~141 million
Effective tax rate	~ 26%	~ 26%
Showroom openings	4 to 6 new showrooms	3 to 5 new showrooms
Total Showroom Projects(3)	12 to 15 showroom projects
(1) Comparable growth is a key performance indicator and is defined as the year-over-year percentage change of the dollar value of orders delivered (based on purchase price), net of the dollar value of returns (based on amount credited to client), from our comparable Showrooms and eCommerce, including through our catalogs and other mailings.
(2) Demand comparable growth is a key performance indicator and is defined as the year-over-year percentage change of demand from our comparable Showrooms and eCommerce, including through our catalogs and other mailings.
(3) Total Showroom Projects is defined as the number of showroom projects completed during the period, including new showroom openings, strategic relocations, remodels, and expansions. The Company considers all showroom projects integral to its long-term growth strategy, with each evaluated based on strategic relevance and expected return on investment.
(4) Total Receipts is a sourcing indicator measured by the total dollar value of product received excluding tariffs and freight. This metric offers a more accurate, forward-looking view of the Company’s sourcing mix, supporting real-time monitoring and a go-forward basis of tariff exposure and supply chain diversity.
(5) Company-funded capital expenditures is defined as total net cash used in investing activities less landlord contributions.
(6) U.S. GAAP net income (loss).
(7) We have not reconciled guidance for Adjusted EBITDA to the corresponding GAAP financial measure because we do not provide guidance for the various reconciling items. These items include, but are not limited to, future share-based compensation expense, income taxes, interest income, and transaction costs. We are unable to provide guidance for these reconciling items because we cannot determine their probable significance, as certain items are outside of our control and cannot be reasonably predicted due to the fact that these items could vary significantly from period to period. Accordingly, reconciliations to the corresponding GAAP financial measure is not available without unreasonable effort.
Conference Call
You are invited to listen to Arhaus’ conference call to discuss the first quarter 2025 financial results scheduled for today, May 8, 2025, at 8:30 a.m. Eastern Time. The call will be available over the Internet on our website (http://ir.arhaus.com) or by dialing (877) 407-3982 within the U.S., or 1 (201) 493-6780, outside the U.S. The conference ID number is 13748991.

A recorded replay of the conference call will be available within approximately three hours of the conclusion of the call and can be accessed online at http://ir.arhaus.com for approximately twelve months.

About Arhaus
Founded in 1986, Arhaus is a growing lifestyle brand and omni-channel retailer of premium home furnishings. Through a differentiated proprietary model that directly designs and sources products from leading manufacturers and artisans around the world, Arhaus offers an exclusive assortment of heirloom quality products that are sustainably sourced, lovingly made, and built to last. With more than 100 showroom and design studio locations across the United States, a team of interior designers providing complimentary in-home design services, and robust online and eCommerce capabilities, Arhaus is known for innovative design, responsible sourcing, and client-first service. For more information, please visit www.arhaus.com.
Investor Contact:
Tara Louise Atwood
Vice President, Investor Relations
(440) 439-7700
invest@arhaus.com
Non-GAAP Financial Measures
In addition to the results provided in accordance with U.S. GAAP, this press release and related tables include adjusted EBITDA and adjusted EBITDA as a percentage of net revenue, which present operating results on an adjusted basis.

We use non-GAAP measures to help assess the performance of our business, identify trends affecting our business, formulate business plans and make strategic decisions. In addition to our results determined in accordance with U.S. GAAP, we believe that providing these non-GAAP financial measures is useful to our investors as they present an informative supplemental view of our results from period to period by removing the effect of non-recurring items. However, our inclusion of these adjusted measures should not be construed as an indication that our future results will be unaffected by unusual or infrequent items or that the items for which we have made adjustments are unusual or infrequent or will not recur. These non-U.S. GAAP measures are not a substitute for, or superior to, measures of financial performance prepared in accordance with U.S. GAAP. Because not all companies use identical calculations, the presentations of these measures may not be comparable to other similarly titled measures of other companies and can differ significantly from company to company. These measures should only be read together with the corresponding U.S. GAAP measures. Please refer to the reconciliations of adjusted EBITDA to the most directly comparable financial measures prepared in accordance with U.S. GAAP below.
Forward-Looking Statements
Certain statements contained herein, including statements under the heading “Outlook” are not based on historical fact and are “forward-looking statements” within the meaning of applicable securities laws.

Forward-looking statements can generally be identified by the use of forward-looking terminology, including, but not limited to, “may,” “could,” “seek,” “guidance,” “predict,” “potential,” “likely,” “believe,” “will,” “expect,” “anticipate,” “estimate,” “plan,” “intend,” “forecast,” or variations of these terms and similar expressions, or the negative of these terms or similar expressions. Past performance is not a guarantee of future results or returns and no representation or warranty is made regarding future performance. Such forward-looking statements involve known and unknown risks, uncertainties and other important factors beyond our control that could cause our actual results, performance or achievements to be materially different from the expected results, performance or achievements expressed or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to: our ability to manage and maintain the growth rate of our business; our ability to obtain quality merchandise in sufficient quantities; disruption in our receiving and distribution system, including delays in the integration of our distribution centers and the possibility that we may not realize the anticipated benefits of multiple distribution centers; effects of new or proposed tariffs and changes to international trade policies and agreements; the possibility of cyberattacks and our ability to maintain adequate cybersecurity systems and procedures; loss, corruption and misappropriation of data and information relating to clients and employees; changes in and compliance with applicable data privacy rules and regulations; risks as a result of constraints in our supply chain; a failure of our vendors to meet our quality standards; declines in general economic conditions that affect consumer confidence and consumer spending that could adversely affect our revenue; our ability to anticipate changes in consumer preferences; risks related to maintaining and increasing Showroom traffic and sales; our ability to compete in our market; our ability to adequately protect our intellectual property; compliance with applicable governmental regulations; effectively managing our eCommerce sales channel and digital marketing efforts; our reliance on third-party transportation carriers and risks associated with freight and transportation costs; and compliance with SEC rules and regulations as a public reporting company. These factors should not be construed as exhaustive. Further information on potential factors that could affect the financial results of the Company and its forward-looking statements is included in the Company’s filings with the Securities and Exchange Commission. The Company assumes no obligation to update any forward-looking statement, except as may be required by law. These forward-looking statements speak only as of the date of this release. All forward-looking statements are qualified in their entirety by this cautionary statement.

Arhaus, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(Unaudited, amounts in thousands, except share and per share data)

	March 31, 2025	December 31, 2024
Assets
Current assets
Cash and cash equivalents	$214,394	$197,511
Restricted cash	3,520	3,418
Accounts receivable, net	1,050	1,252
Merchandise inventory, net	301,403	297,010
Prepaid and other current assets	32,391	31,852
Total current assets	552,758	531,043
Operating right-of-use assets	345,661	322,302
Financing right-of-use assets	34,608	36,105
Property, furniture and equipment, net	297,538	282,520
Deferred tax assets	21,449	21,091
Goodwill	10,961	10,961
Other noncurrent assets	1,967	2,294
Total assets	$1,264,942	$1,206,316

Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$59,709	$68,621
Accrued taxes	10,835	10,480
Accrued wages	14,221	11,538
Accrued other expenses	39,832	47,668
Client deposits	263,206	220,873
Current portion of operating lease liabilities	48,916	42,247
Current portion of financing lease liabilities	600	1,024
Total current liabilities	437,319	402,451
Operating lease liabilities, long-term	422,848	402,916
Financing lease liabilities, long-term	52,550	53,312
Other long-term liabilities	3,397	3,892
Total liabilities	$916,114	$862,571

Commitments and contingencies

Stockholders’ equity
Class A shares, par value $0.001 per share (600,000,000 shares authorized, 54,265,837 shares issued and 53,783,985 outstanding as of March 31, 2025; 53,788,036 shares issued and 53,514,062 outstanding as of December 31, 2024)	54	53
Class B shares, par value $0.001 per share (100,000,000 shares authorized, 87,115,600 shares issued and outstanding as of March 31, 2025; 87,115,600 shares issued and outstanding as of December 31, 2024)	87	87
Retained earnings	147,840	142,898
Additional paid-in capital	200,847	200,707
Total stockholders’ equity	348,828	343,745
Total liabilities and stockholders’ equity	$1,264,942	$1,206,316

Arhaus, Inc. and Subsidiaries
Condensed Consolidated Statements of Comprehensive Income
(Unaudited, amounts in thousands, except share and per share data)

	Three months ended
	March 31,
	2025	2024
Net revenue	$311,372	$295,162
Cost of goods sold	195,785	180,108
Gross margin	115,587	115,054
Selling, general and administrative expenses	110,058	96,693
Loss on disposal of assets	108	—
Income from operations	$5,421	$18,361
Interest income, net	(573)	(1,432)
Other income	(86)	(122)
Income before taxes	6,080	19,915
Income tax expense	1,198	4,816
Net and comprehensive income	$4,882	$15,099

Net and comprehensive income per share, basic
Weighted-average number of common shares outstanding, basic	140,361,588	139,816,792
Net and comprehensive income per share, basic	$0.03	$0.11
Net and comprehensive income per share, diluted
Weighted-average number of common shares outstanding, diluted	141,090,633	140,556,031
Net and comprehensive income per share, diluted	$0.03	$0.11

Arhaus, Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows
(Unaudited, amounts in thousands)

	Three months ended
	March 31,
	2025	2024
Cash flows from operating activities
Net income	$4,882	$15,099
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation and amortization	11,362	8,603
Amortization of operating lease right-of-use asset	10,046	8,738
Amortization of deferred financing fees, interest on finance lease in excess of principal paid and interest on operating leases	6,902	6,233
Equity based compensation	1,595	2,024
Deferred tax assets	(358)	174
Amortization of cloud computing arrangements	413	310
Loss on disposal of property, furniture and equipment	108	—
Amortization and write-off of lease incentives	—	(80)
Changes in operating assets and liabilities
Accounts receivable	202	589
Merchandise inventory	(4,393)	(14,118)
Prepaid and other assets	(380)	(5,758)
Other noncurrent liabilities	(377)	18
Accounts payable	(8,685)	(4,819)
Accrued expenses	(3,209)	(5,092)
Operating lease liabilities	(13,926)	(4,207)
Client deposits	42,333	29,114
Net cash provided by operating activities	46,515	36,828
Cash flows from investing activities
Purchases of property, furniture and equipment	(27,621)	(25,932)
Net cash used in investing activities	(27,621)	(25,932)
Cash flows from financing activities
Principal payments under finance leases	(212)	(221)
Repurchase of shares for payment of withholding taxes for equity based compensation	(1,458)	(540)
Cash dividend payments	(239)	—
Net cash used in financing activities	(1,909)	(761)
Net increase in cash, cash equivalents and restricted cash	16,985	10,135
Cash, cash equivalents and restricted cash
Beginning of period	200,929	226,305
End of period	$217,914	$236,440

Supplemental disclosure of cash flow information
Interest paid in cash	$1,258	$840
Interest received in cash	1,938	2,871
Income taxes paid in cash	541	991
Noncash investing activities:
Purchase of property, furniture and equipment in current liabilities	6,648	15,250

Arhaus, Inc. and Subsidiaries
Reconciliation of Net Income to Adjusted EBITDA
(Unaudited, amounts in thousands)

	Three months ended
	March 31,
	2025	2024
Net and comprehensive income	$4,882	$15,099
Interest income, net	(573)	(1,432)
Income tax expense	1,198	4,816
Depreciation and amortization	11,362	8,603
EBITDA	16,869	27,086
Equity based compensation	1,595	2,024
Other expenses (1)	108	—
Adjusted EBITDA	$18,572	$29,110

Net revenue	$311,372	$295,162
Net and comprehensive income as a % of net revenue	1.6%	5.1%
Adjusted EBITDA as a % of net revenue	6.0%	9.9%

(1)Other expenses represent costs and investments not indicative of ongoing business performance, such as loss on disposal of assets.